SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported) - May 23, 1995


                 UNITED COUNTIES BANCORPORATION
       (Exact Name of Registrant as Specified in Charter)


                           NEW JERSEY
         (State or Other Jurisdiction of Incorporation)

          0-11282                   22-2453041
(Commission File Number)      (IRS Employer Identification No.)

        Four Commerce Drive, Cranford, New Jersey  07016
            (Address of Principal Executive Offices)

         (908) 931-6600 (Registrant's Telephone Number)

Item 5.   Other Events

     On May 24, 1995 United Counties Bancorporation ("UCB") announced that it has signed a definitive merger agreement with Meridian Bancorp, Inc. ("Meridian"), pursuant to which UCB will be acquired in a tax-free, stock-for-stock merger. Pursuant to the merger, each of the outstanding shares of UCB common stock will be exchanged for five (5) shares of Meridian common stock. UCB will be merged into Meridian and UCB's wholly-owned subsidiary, United Counties Trust Company ("UCTC"), will be merged into Meridian's wholly-owned subsidiary, Meridian Bank, New Jersey ("MBNJ").

     The acquisition is conditioned upon necessary bank regulatory approvals, shareholder approval, an updated fairness opinion from UCB's financial advisor, Goldman Sachs & Co. when the proxy is mailed, and other customary terms and conditions.

     In connection with the merger agreement UCB also granted
Meridian an option to acquire 375,000 shares of UCB common stock at $125 per share under certain circumstances.

     UCB is a bank holding company whose principal operating subsidiary is UCTC, a state-chartered commercial bank. The corporate headquarters of UCB and the main office of UCTC are located at Four Commerce Drive, Cranford, New Jersey 07016. UCTC is a commercial bank which operates 35 branches in Middlesex, Monmouth, Morris, Somerset and Union counties in New Jersey. As of March 31, 1995, UCB's total assets were $1.6 billion.

     Meridian is a $15 billion asset banking and financial services holding company with 319 bank branches throughout the eastern half of Pennsylvania, southern New Jersey and the state of Delaware.

     Item 7.   Financial Statements, Pro Forma Financial
Information and Exhibits.

          (c)    Exhibits

          2.1    Merger Agreement, dated May 23, 1995, between
                 Meridian Bancorp, Inc. and United Counties
                 Bancorporation.

          2.2 Stock Option Agreement, dated May 23, 1995, between Meridian Bancorp, Inc. and United
                 Counties Bancorporation.

          99.1 Joint Press Release of Meridian Bancorp, Inc. and United Counties Bancorporation dated May 24,
                 1995.


SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    UNITED COUNTIES BANCORPORATION


Dated : June 1, 1995                 By: NICHOLAS A. FRUNGILLO, JR.
                                         _________________________
                                         Nicholas A. Frungillo, Jr.
                                         Treasurer and
                                         Chief Financial Officer

EXHIBIT INDEX



Exhibit 2.1    Merger Agreement, dated May 23, 1995, between
               Meridian Bancorp, Inc and United Counties
               Bancorporation.

Exhibit 2.2 Stock Option Agreement, dated May 23, 1995, between Meridian Bancorp, Inc and United Counties
               Bancorporation.

Exhibit 99.1   Joint Press Release of Meridian Bancorp, Inc. and
               United Counties Bancorporation dated May 24, 1995.